Exhibit 99.2

For Information: Scott Lamb Telephone: (713) 332-4751	October 4, 2004

KAISER ALUMINUM NOTIFIED THAT PBGC TO ASSUME
RESPONSIBILITY FOR STEELWORKER PENSION PLAN

     HOUSTON, Texas, October 4, 2004 — Kaiser Aluminum said it has been notified by the Pension Benefit Guaranty Corporation (PBGC) that the PBGC will assume responsibility for the Kaiser Aluminum Pension Plan (KAP) retroactive to April 30, 2004. The plan covers active and retired employees at certain of Kaiser’s facilities who are represented by the United Steelworkers of America (USWA).

     The PBGC’s action was not unexpected. In February 2004, Kaiser had obtained a ruling from the U.S. Bankruptcy Court for the District of Delaware that the company met the legal requirements for a distress termination of the KAP and several other plans. Subsequently, Kaiser applied for distress termination of the plan effective April 30, 2004.

     The PBGC assumed responsibility for Kaiser’s salaried employee pension plan in December 2003 and the inactive pension plan in June 2004.

     The company’s Form 10-Q for the second quarter of 2004 provides additional information on pension-related matters.

     Kaiser Aluminum (OTCBB: KLUCQ) is a leading producer of fabricated aluminum products, alumina, and primary aluminum.

F-995

     Company press releases may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.